UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2016

Resource Innovation Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-201842	87-0854717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor,

Philadelphia, PA 19103

(Address of principal executive offices, including zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On September 13, 2016, Resource Innovation Office REIT, Inc. (the “Company”), through its operating partnership, entered into an agreement to purchase a commercial property located in Chicago, Illinois (the “Sunnyside Property”) from an unaffiliated seller, Sunnyside Commons LLC. The Sunnyside Property is a three-story commercial building with four loft office units located on the two upper floors and two retail units at street level. The purchase price for the Sunnyside Property is $7.25 million, excluding closing costs.

On September 16, 2016, the Company made an initial earnest money deposit of $100,000. The Company will make an additional earnest money deposit of $150,000 on or before September 26, 2016, following a period for inspection by the Company and provided that the Company elects to proceed with the acquisition of the Sunnyside Property. The Company will be obligated to purchase the Sunnyside Property only after satisfaction of agreed upon closing conditions. The Company intends to fund the purchase of the Sunnyside Property with proceeds from its ongoing initial public offering and debt proceeds. There can be no assurance that the Company will complete the acquisition on the terms described above or at all. In some circumstances, if the Company fails to complete the acquisition, the Company may forfeit up to $400,000 of earnest money.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE INNOVATION OFFICE REIT, INC.

Date: September 19, 2016	By:	/s/ ALAN F. FELDMAN
Alan F. Feldman
Chief Executive Officer